Exhibit 3.109

CERTIFICATE OF INCORPORATION

OF

NRG THERMAL SERVICES INC.

FIRST. The name of the corporation is NRG Thermal Services Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County). The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $1.00 per share.

FIFTH. The name and mailing address of the incorporator is Tammie S. Ptacek, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403.

SIXTH. The corporation is to have perpetual existence.

SEVENTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law, whether adopted by them or otherwise.

EIGHTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH. No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of Delaware or (d) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of this Article Tenth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

/s/ Tammie S. Ptacek
Tammie S. Ptacek Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/24/2002 020798591 - 3255036

CERTIFICATE OF CONVERSION

FROM A CORPORATION

TO A LIMITED LIABILITY COMPANY

The undersigned, for the purpose of converting NRG Thermal Services Inc., a Delaware corporation, to a Delaware limited liability company, and pursuant to Section 1-266 of the Delaware General Corporation Law, hereby states as follows:

1.                         The name of the corporation is NRG Thermal Services Inc.

2.                         The date on which the original Certificate of Incorporation was filed with the Secretary of State is July 5,2000.

3.                         The name of the limited liability company to which the corporation herein is being converted shall be NRG Thermal Services LLC.

4.                         The conversion has been approved in accordance with the provisions of Section 266.

IN WITNESS WHEREOF, the undersigned has executed this certificate the 23rd day of December, 2002.

/s/ Tammie S. Ptacek
Name:	Tammie Ptacek Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/24/2002 020798591 - 3255036

CERTIFICATE OF FORMATION

OF

NRG THERMAL SERVICES LLC

The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

1.       Name: The name of the limited liability company is NRG Thermal Services LLC.

2.       Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.       Organizer: The name and address of the sole organizer of the limited liability company is Tammie S. Ptacek, NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402.

4.       Effective Date: The formation shall be effective on December 31, 2002.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Thermal Services LLC this 23rd day of December, 2002.

/s/ Tammie S. Ptacek
Name:	Tammie S. Ptacek Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:04 PM 01/31/2007 FILED 12:31 PM 01/31/2007 SRV 070107952 - 3255036 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.        Name of Limited Liability Company: NRG Thermal Services LLC.

2.        The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the Limited Liability Company is: NRG Engine Services LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 31st day of January, A.D. 2007.

By :	/s/ Deborah Fry
Authorized Person(s)

Name:	/s/ Deborah Fry
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State of Delaware Secretary of State Division of Corporations Delivered 05:51 PM 04/06/2009 FILED 05:14 PM 04/06/2009 SRV 090339676 - 3255036 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                         Name of Limited Liability Company: NRG Engine Services LLC

2.                          The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the LLC is NRG Energy Services LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of April, A.D. 2009.

By:	/s/ Deborah R. Fry
Authorized Person(s)

Name:	/s/ Deborah R. Fry
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